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                                                                  EXHIBIT 25.2


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                           ----------------------

                     THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                      36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)
ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                     THE FIRST NATIONAL BANK OF CHICAGO
                    ONE FIRST NATIONAL PLAZA, SUITE 0286
                       CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           ----------------------

                        HOUSEHOLD INTERNATIONAL, INC.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                         36-3121988
   (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


          2700 SANDERS ROAD
      PROSPECT HEIGHTS, ILLINOIS                                 60070
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                     JUNIOR SUBORDINATED DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)



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ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of the Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by
            Section 321(b) of the Act.




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         7. A copy of the latest report of condition of the
            trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of March, 1998.


                               The First National Bank of Chicago,
                               Trustee


                               By /s/ Steven M. Wagner
                                  --------------------------------
                                      Steven M. Wagner
                                      Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).


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                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                March 4, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between Household International, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   The First National Bank of Chicago


                                   By: /s/ Steven M. Wagner
                                       ------------------------------
                                           Steven M. Wagner
                                           Vice President





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                                  EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago  Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0303                                       Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                           C400
                                                     DOLLAR AMOUNTS IN                  ---------
                                                         THOUSANDS          RCFD        BIL MIL THOU
                                                     -----------------      ----        ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
       currency and coin(1) .......................                          0081          4,499,157              1.a.
    b. Interest-bearing balances(2) ...............                          0071          6,967,103              1.b.
2.  Securities
    a. Held-to-maturity securities(from
       Schedule RC-B, column A) ...................                          1754                  0              2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D)....................                          1773          5,251,713              2.b.
3.  Federal funds sold and securities
    purchased under agreements to
    resell                                                                   1350          5,561,976              3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
       income (from Schedule RC-C) ................ RCFD 2122 24,171,565                                          4.a.
    b. LESS: Allowance for loan and
       lease losses ............................... RCFD 3123    419,216                                          4.b.
    c. LESS: Allocated transfer
       risk reserve ............................... RCFD 3128          0                                          4.c.
    d. Loans and leases, net of
       unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) .......                          2125         23,752,349              4.d.
5.  Trading assets (from Schedule RD-D) ...........                          3545          6,238,805              5.
6.  Premises and fixed assets (including
    capitalized leases)                                                      2145            717,303              6.
7.  Other real estate owned (from
    Schedule RC-M) ................................                          2150              7,187              7.
8.  Investments in unconsolidated
    subsidiaries and associated
     companies (from Schedule RC-M) ...............                          2130             77,115              8.
9.  Customers' liability to this bank
    on acceptances outstanding                                               2155            614,921              9.
10. Intangible assets (from Schedule RC-M) ........                          2143            277,105              10.
11. Other assets (from Schedule RC-F) .............                          2160          2,147,141              11.
12. Total assets (sum of items 1 through 11) ......                          2170         56,108,875              12.


------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

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
Legal Title of Bank:   The First National Bank of Chicago    Call Date:  09/30/97  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0303                                             Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED

                                                     DOLLAR AMOUNTS IN
                                                         THOUSANDS                      BIL MIL THOU
                                                     -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule
       RC-E, part 1) ..............................                         RCON 2200      21,496,468             13.a
       (1) Noninterest-bearing(1) .................  RCON 6631  8,918,843                                         13.a.1
       (2) Interest-bearing .......................  RCON 6636 12,577,625                                         13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II) .............................  RCFN 2200 14,164,129                                         13.b.
       (1) Noninterest bearing ....................  RCFN 6631    352,399                                         13.b.1
       (2) Interest-bearing .......................  RCFN 6636 13,811,730                                         13.b.2
14. Federal funds purchased and securities sold
    under agreements to repurchase:                                         RCFD 2800       3,894,469             14
15. a. Demand notes issued to the U.S. Treasury....                         RCON 2840          68,268             15.a
    b. Trading Liabilities(from Schedule RC-D).....                         RCFD 3548       5,247,232             15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year
       or less.....................................                         RCFD 2332       2,608,057             16.a
    b. With a remaining  maturity of than
       one year through three years ...............                              A547         379,893             16.b
    c. With a remaining maturity of more
       than three years ...........................                              A548         323,042             16.c
17. Not applicable
18. Bank's liability on acceptance executed
    and outstanding ...............................                         RCFD 2920         614,921             18
19. Subordinated notes and debentures (2) .........                         RCFD 3200       1,700,000             19
20. Other liabilities (from Schedule RC-G) ........                         RCFD 2930       1,222,121             20
21. Total liabilities (sum of items 13
    through 20) ...................................                         RCFD 2948      51,718,600             21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .                         RCFD 3838               0             23
24. Common stock ..................................                         RCFD 3230         200,858             24
25. Surplus (exclude all surplus related to
    preferred stock) ..............................                         RCFD 3839       2,989,408             25
26. a. Undivided profits and capital reserves .....                         RCFD 3632       1,175,518             26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities ...........                         RCFD 8434          26,750             26.b.
27. Cumulative foreign currency
    translation adjustments .......................                         RCFD 3284          (2,259)            27
28. Total equity capital (sum of items 23
    through 27) ...................................                         RCFD 3210       4,390,275             28
29. Total liabilities and equity capital
    (sum of items 21 and 28) ......................                         RCFD 3300      56,108,875             29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the most
   comprehensive level of auditing work performed
   for the bank by independent external                         Number
                                                                ------
   auditors as of any date during 1996.......... RCFD 6724 ....   NA        M.1
                                                                ------

1 = Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.



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